FORBEARANCE AGREEMENT

        THIS AGREEMENT is made and entered into as of March 31, 2009, by and between:

        DERMA SCIENCES, INC., with offices located at 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540 (hereinafter sometimes referred to as “DERMA SCIENCES” or “Maker”), and

        WESTERN MEDICAL, LTD., with offices located at 64 North Summit Street, Tenafly, New Jersey 07670 (hereinafter sometimes referred to as “WESTERN MEDICAL” or “Payee”).

1. RECITALS

        WHEREAS, WESTERN MEDICAL and DERMA SCIENCES entered into a certain Asset Purchase Agreement dated as of January 26, 2006, whereby DERMA SCIENCES acquired certain assets of WESTERN MEDICAL; and

        WHEREAS, in connection with the Asset Purchase Agreement, DERMA SCIENCES executed a Promissory Note dated April 18, 2006, in favor of WESTERN MEDICAL, which required DERMA SCIENCES to pay a portion of the purchase price in a final payment of accrued interest and the principal balance thereunder in the amount of $515,000.00 on April 18, 2009. A copy of said Promissory Note is attached hereto and made a part hereof as Exhibit “A”; and

        WHEREAS, DERMA SCIENCES has advised WESTERN MEDICAL that it is unable to make the final payment of accrued interest and the principal balance in the amount of $515,000.00 by April 18, 2009, pursuant to the terms of the Promissory Note, and has requested that WESTERN MEDICAL forbear for a period of one (1) year from making efforts to collect said payment after it becomes due; and

        WHEREAS, WESTERN MEDICAL has agreed to forbear from commencing litigation to collect the payment due from DERMA SCIENCES on April 18, 2009, provided that DERMA SCIENCES makes timely payments of interest and a balloon payment, all in accordance with the Payment Schedule attached hereto as Exhibit “B”; and

        WHEREAS, DERMA SCIENCES has reaffirmed its obligations under the aforementioned Promissory Note dated April 18, 2006; and

        WHEREAS, WESTERN MEDICAL has preserved all of its rights and remedies as provided in the Promissory Note dated April 18, 2006.

        NOW, THEREFORE, in reliance upon the aforesaid recitals, and in consideration of the mutual agreements contained herein, it is agreed by and between WESTERN MEDICAL and DERMA SCIENCES as set forth herein.

2. AGREEMENT

        WESTERN MEDICAL shall forbear from commencing litigation to collect the payment due under the Promissory Note on April 18, 2009, and will accept revised payments of interest and the balloon payment, all as more particularly described in the Payment Schedule attached hereto as Exhibit “B”, provided DERMA SCIENCES makes all of said payments in a timely manner. Should any payment under the Payment Schedule attached hereto as Exhibit “B” not be made, or should any payment not be made so as to be received by WESTERN MEDICAL on the dates set forth on said Payment Schedule, WESTERN MEDICAL shall have the right to pursue all of its remedies under the Promissory Note, and at law.

        Time is of the essence with respect to all payments due under the Payment Schedule attached hereto as Exhibit “B”. Each and every installment due under the Payment Schedule shall be delivered to WESTERN MEDICAL by check in good and sufficient funds made payable to “WESTERN MEDICAL, LTD” at 64 North Summit Street, Tenafly, New Jersey 07670, or at such other place as WESTERN MEDICAL may designate, from time to time, in writing.

        Should DERMA SCIENCES fail to make any installment when due, WESTERN MEDICAL may, at its sole option, take any and all action to enforce payment of the full amounts due and owing under the Promissory Note dated April 18, 2006, less credit for any payments made by DERMA SCIENCES hereunder.

3. ADDITIONAL CONSIDERATION AND REPRESENTATIONS

        As additional consideration for WESTERN MEDICAL’S willingness to enter into this Forbearance Agreement, DERMA SCIENCES shall immediately deliver to WESTERN MEDICAL 50,000 warrants of DERMA SCIENCES, at the market price applicable on the date of execution of this Forbearance Agreement.

        DERMA SCIENCES also agrees to forthwith use its best efforts to refinance its existing loan obligations with GE Commercial Finance, as successor in interest to Merrill Lynch Capital. In the event of such refinance, the balance of all interest and principal due and owing under this Forbearance Agreement, and underlying Promissory Note, shall be paid in full from the proceeds of said refinance.

4. COSTS AND ATTORNEYS’ FEES

        Should WESTERN MEDICAL be required to take steps for the purpose of enforcing or interpreting any provision of this Agreement, or the Promissory Note dated April 18, 2006, including, but not limited to, instituting any action for declaration of rights or obligations hereunder, or for any other judicial remedy, including any proceeding in any bankruptcy court, then WESTERN MEDICAL shall be entitled in said action or proceeding to reimbursement from

DERMA SCIENCES for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to WESTERN MEDICAL.

        DERMA SCIENCES agrees to pay the counsel fees of WESTERN MEDICAL’S attorney, Charles A. Gruen, Esq., incurred for the negotiations leading up to and for the preparation of this Forbearance Agreement.

5. CONSTRUCTION

        If any provision of this Agreement or the application of such provision is held invalid, the remainder of this Agreement and the application of any such provision shall not be affected thereby.

6. HEADINGS

        Paragraph headings or captions contained in this Agreement are used for reference only and shall not be deemed to govern, limit, or extend the terms of this Agreement.

7. WAIVERS AND AMENDMENT

        No breach of any provision hereof can be waived unless done so expressly and in writing. Express waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended or modified only by a written agreement executed between authorized representatives of WESTERN MEDICAL and DERMA SCIENCES.

8. ENTIRE AGREEMENT

        All agreements, covenants, representations and warranties, express or implied, oral or written, of the parties hereto concerning the subject matter hereof, are contained herein. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof, other than those referred to herein, are merged herein. This is an integrated Agreement.

9. INDEPENDENT ADVICE OF COUNSEL

        Each of the parties hereto has read all of this Agreement, has discussed it with its own independently selected counsel, and fully understands the terms hereof. The parties represent and declare that in executing this Agreement, they relied solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own counsel concerning the nature, extent and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements not expressly contained or referred to in this Agreement.

10. COUNTERPARTS/FACSIMILE

        This Agreement may be executed in counterparts and transmitted by facsimile to the other party, each of which shall be deemed an original and shall be deemed fully executed upon the signing of the counterparts by the parties hereto.

11. GOVERNING LAW/JURISDICTION

        This Agreement shall be governed and construed pursuant to the laws of the State of New Jersey. The parties consent to the jurisdiction of the Courts of the State of New Jersey, or any federal court having jurisdiction for Bergen County, New Jersey, as the proper venue for the resolution of any and all disputes arising hereunder.

12. AGREEMENT BENEFITS

        This Agreement is made at the request of and for the benefit of DERMA SCIENCES and its respective officers, directors, shareholders, agents, servants, employees, attorneys, insurers, guarantors, indemnitors, representatives, parent and subsidiary corporations, affiliates, divisions, heirs, executors, administrators, successors and assigns. This Agreement is further not assignable by DERMA SCIENCES without the prior consent, in writing, of WESTERN MEDICAL.

DERMA SCIENCES, INC.

By:
Dated: March 27, 2009		Edward J. Quilty, President and Chief Executive Officer

WESTERN MEDICAL, LTD.

By:
Dated: March 31, 2009		Christopher Fuhrmann, President

PROMISSORY NOTE

$500,000	April 18, 2006

        FOR VALUE RECEIVED, the undersigned (“Maker”) hereby promises to pay to the order of Western Medical, Ltd. (“Payee”) at the principal office of Payee in Tenafly, New Jersey, or such place as the holder may from time to time designate, the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest at the annual percentage rate of twelve percent (12%), payable in eleven (11) quarterly installments of interest only in the amount of Fifteen Thousand Dollars ($15,000) each and a final payment of accrued interest and the principal balance in the amount of Five Hundred Fifteen Thousand Dollars ($515,000) on April 18, 2009.

        This Promissory Note may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied against installments of principal due hereunder in the inverse order of their maturity.

        The Maker waives presentment, demand, notice of dishonor and protest, and agrees to pay all costs of collection, before and after judgment, including reasonable attorneys’ fees and legal expenses.

        The Promissory Note constitutes the Promissory Note under the Asset Purchase Agreement dated January 26, 2006, between Maker and Payee, to which Agreement reference is hereby made for a statement of the terms under which the loan evidenced hereby was made.

        This Promissory Note is governed by the laws of the State of New Jersey and by the federal law in effect therein.

MAKER: DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer

ATTEST:

John E. Yetter, CPA Vice President and Chief Financial Officer

EXHIBIT “A”

PAYMENT SCHEDULE

$500,000.00 @ 12% per annum

4 Payments (Interest Only) PLUS
1 Balloon Payment (Principal and Interest)

PAYMENT DUE:	INTEREST	PRINCIPAL	TOTAL PAYMENTS

April 15, 2009	$15,000.00	-0-	$15,000.00
July 15, 2009	$15,000.00	-0-	15,000.00
October 15, 2009	$15,000.00	-0-	15,000.00
January 15, 2010	$15,000.00	-0-	15,000.00
April 14, 2010	$15,000.00	$500,000.00	515,000.00
TOTAL:	$75,000.00	$500,000.00	$575,000.00

EXHIBIT “B”